UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 30, 2010

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51845	56-6000442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1475 Peachtree Street, NE
Atlanta, GA 30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2010, Miriam Lopez, who was previously elected as a director of the Federal Home Loan Bank of Atlanta ("Bank") to fill a member directorship designated for the State of Florida, resigned from her position with TransAtlantic Bank. The resignation resulted in a vacancy of the director seat under Federal Housing Finance Agency ("Finance Agency") regulations. On July 31, 2010, Ms. Lopez was appointed president and director of Marquis Bank in North Miami Beach, Florida and thereby became eligible again to serve on the Bank's board of directors. On August 3, 2010, the board of directors elected Ms. Lopez to fill the vacant member directorship designated for the State of Florida. Ms. Lopez's term on the board of directors will continue through December 31, 2010. Ms. Lopez will serve on the housing and community investment committee and as vice chair of the credit and member services committee.

The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Federal Home Loan Bank Act and Finance Agency regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services; in each case, with members, housing associates or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the Bank's business and are subject to the same Bank policies as transactions with the Bank's members, housing associates and third parties generally.

The Bank will compensate Ms. Lopez in accordance with the Bank's Directors' Compensation Policy. She will also be entitled to participate in the Bank's Non-qualified Deferred Compensation Plan, under which each Bank director has the opportunity to defer all or a portion of the amount of his or her compensation.

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Form 8-K is a copy of the form of letter sent to members on August 5, 2010, regarding the election of Ms. Lopez to fill a vacant member directorship designated for the State of Florida.

Item 9.01. Financial Statements and Exhibits.

99.1 Form of letter to members, dated August 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: August 5, 2010	By: /s/ Jill Spencer
Jill Spencer,
Interim President and
Chief Executive Officer